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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549







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                                   FORM 8-K


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                                CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                      DATE OF REPORT: December 12, 1996







                                                               I.R.S. Employer
Commission                                     State of        Identification
File Number   Registrant                       Incorporation   Number
------------- -------------------------------- --------------- ----------------

001-11227     Washington Energy Company        Washington      91-1005304
001-11271     Washington Natural Gas Company   Washington      91-1005303



                 815 Mercer Street, Seattle, Washington 98109
            (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code: (206) 622-6767




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ITEM 5.  OTHER EVENTS

a) On December 11, 1996, Washington Energy Company, parent company of Washington Natural Gas Company, issued the following:

Stipulation for Merger Settlement is Filed

Washington Energy Company (through its principal subsidiary, Washington Natural Gas Company) and Puget Sound Power & Light Company today (December 11, 1996) filed a stipulated settlement agreement in the companies' merger proposal before the Washington Utilities and Transportation Commission ("Commission"). The settlement agreement was signed by the regulatory staff of the Commission and by the Public Counsel Section of the Washington State Office of the Attorney General, as well as by the two companies.

The next step in the regulatory process is a hearing on the stipulated agreement, tentatively set for December 18, followed by the filing of final briefs on January 3, 1997. The Commission is expected to render its decision in early January. The Commission's decision is the only regulatory approval required for completion of the merger. If the Commission's final order is issued in a timely manner and is satisfactory to the Boards of Directors of the respective companies, the merger could be effective January 31, 1997.








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SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WASHINGTON ENERGY COMPANY

                              By /s/ James P. Torgerson
                                 James P. Torgerson
                                 Executive Vice President,
                                 Chief Administrative Officer and
                                 Chief Financial Officer; the
                                 Principal Financial Officer

                              WASHINGTON NATURAL GAS COMPANY

                              by /s/ James P. Torgerson
                                 James P. Torgerson
                                 Executive Vice President,
                                 Chief Administrative Officer and
                                 Chief Financial Officer; the
                                 Principal Financial Officer





December 12, 1996